Exhibit 3.1

1 CERTIFICATE OF FORMATION OF AGNT, INC. AGNT, Inc., a corporation organized and existing under the laws of the State of Texas (the “Company”), hereby certifies as follows: 1. AGNT, Inc., a Delaware corporation (the “Delaware Corporation”), with its registered office in the State of Delaware at 1521 Concord Pike Suite 201, Wilmington, Delaware, 19803, US, was originally incorporated on July 30, 2008. 2. The Delaware Corporation was converted into a corporation incorporated under the laws of the State of Texas under the name “AGNT, Inc.” on June 11, 2026 pursuant to a plan of conversion, under which the Delaware Corporation converted to the Company. ARTICLE I The name of the corporation is AGNT, Inc. The Company is a for-profit corporation. ARTICLE II The address of the Company’s initial registered office in the State of Texas is 2595 N Dallas Pkwy, Suite 350, Frisco, Texas 75034. The name of its initial registered agent at such address is United Agent Group Inc. The initial mailing address of the Company is 2219 Rimland Drive, Suite 301, Bellingham, Washington, 98226. ARTICLE III The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Organizations Code (“TBOC”), as the same exists or as may hereafter be amended from time to time. ARTICLE IV 1. Authorized Capital Stock. The total number of shares of capital stock the Company has authority to issue is 900,000,000 shares of Common Stock, par value $0.00001 per share (“Common Stock”) and 100,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”). 2. Adjustment in Authorized Common Stock or Preferred Stock. Except as otherwise may be expressly provided by the terms of any series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of Common Stock or Preferred Stock then outstanding, as applicable) by an affirmative vote of the holders of a majority of the total voting power represented by the outstanding capital stock of the Company entitled to vote thereon, and without a separate class vote by the Common Stock or Preferred Stock, except as may be required by the TBOC. 3. Common Stock. (a) Voting Powers. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held as of the applicable record date. To the maximum extent permitted by the TBOC, but subject to the rights, if any, of the holders of Preferred Stock as specified in this Certificate of Formation or in any certificate of designation, and further subject to the Bylaws of the Company (“Bylaws”), subject to Article IV Section 3(b), Article V Section 2 and Article XI, an affirmative vote of the majority of shares of the outstanding capital stock of the Company entitled to vote and represented at a meeting with quorum shall be sufficient to approve, authorize, adopt, or to otherwise cause the Company to take, or affirm the Company’s taking of, any action.

2 (b) Vote for a Fundamental Business Transaction. The following action may be taken by the affirmative vote of the holders of a majority of the total voting power represented by the outstanding capital stock of the Company entitled to vote thereon: (1) the adoption by the shareholders of a proposed plan of merger or consolidation involving the corporation; (2) the approval by the shareholders of a sale, lease, exchange, or other disposition of all, or substantially all, the assets of the corporation otherwise than in the usual and regular course of business as conducted by the corporation; and (3) winding up or dissolution. 4. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors of the Company (the “Board”) (authority to do so being hereby expressly vested in the Board). The Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Formation or the resolution of the Board originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. 5. Additional Rights. (a) Dividends and Distributions. The holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property, or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor, and shall share equally on a per share basis in such dividends and distributions. (b) Dissolution, Liquidation or Winding Up. In the event of any voluntary or involuntary liquidation. dissolution, or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them. ARTICLE V 1. General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Company. 2. Number of Directors; Initial Directors; Term; Election. (a) The number of directors that constitute the whole Board shall be fixed exclusively by resolution of the Board. The Board currently consists of six directors, and the names and addresses of

3 such directors are: Name Address Glenn Sanford 2219 Rimland Drive, Suite 301, Bellingham, Washington, 98226, U.S. Randall Miles 2219 Rimland Drive, Suite 301, Bellingham, Washington, 98226, U.S. Dan Cahir 2219 Rimland Drive, Suite 301, Bellingham, Washington, 98226, U.S. Monica Weakley 2219 Rimland Drive, Suite 301, Bellingham, Washington, 98226, U.S. Peggie Pelosi 2219 Rimland Drive, Suite 301, Bellingham, Washington, 98226, U.S. Fred Reichheld 2219 Rimland Drive, Suite 301, Bellingham, Washington, 98226, U.S. (b) At a meeting of shareholders at which directors are to be elected and a quorum is present, a nominee for director shall be elected to the Board if the number of votes cast “for” such nominee’s election exceed the number of votes cast “against” such nominee’s election, excluding abstentions. (c) Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Company. 3. Action by Written Consent of the Board of Directors. Unless otherwise restricted by this Certificate of Formation or the TBOC, any action required or permitted to be taken at any meeting of the Board, or of any committee or subcommittee thereof, may be taken without a meeting all the members of the Board or committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission. ARTICLE VI 1. Action by Written Consent of Shareholders. Any action required by the TBOC to be taken at any annual or special meeting of shareholders of the Company, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock representing fifty-five percent (55%) of the outstanding capital stock of the Company entitled to vote thereon. 2. Special Meetings. Except as otherwise may be expressly provided by the terms of any series of Preferred Stock, special meetings of shareholders of the Company may be called only by the Board, the chairperson of the Board, the chief executive officer or the president or by the holders of not less than fifty percent (50%) (or the highest percentage of ownership that may be set under the TBOC) of the Company’s then outstanding shares of capital stock entitled to vote at such special meeting. 3. Advance Notice of Shareholder Business. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Company shall be given in the manner provided in the Bylaws of the Company. 4. No Cumulative Voting. No shareholder will be permitted to cumulate votes at any election of directors. ARTICLE VII To the fullest extent permitted by the TBOC, as the same exists or as may hereafter be amended from time to time, no director or officer of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the TBOC is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended.

4 Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Formation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. ARTICLE VIII Subject to any provisions in the Bylaws of the Company related to indemnification of directors or officers of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board. The Company shall have the power to indemnify, to the extent permitted by the TBOC, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Formation or a bylaw of the Company shall not be eliminated or impaired by an amendment to this Certificate of Formation or the Bylaws of the Company after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. ARTICLE IX The Company elects not to be governed by Section 21.606 of the TBOC. ARTICLE X 1. Except as provided in Article VII and Article VIII above, the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Formation by the affirmative vote of the holders of a majority of the total voting power represented by the outstanding capital stock of the Company entitled to vote thereon, and all rights conferred upon shareholders herein are granted subject to this reservation. 2. Notwithstanding any provision of the Certificate of Formation, the Bylaws of the Company or any provision of law that might otherwise permit a lesser vote, the affirmative vote of a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon, voting together as a single class, shall be required for the shareholders of the Company to amend, alter, change or repeal any provision of the Bylaws of the Company. ARTICLE XI This document becomes effective when the document is accepted and filed by the secretary of state. IN WITNESS WHEREOF, AGNT, Inc., has caused this Certificate of Formation to be signed by its

5 duly authorized officer on June 11, 2026. By: /s/ James Bramble Name: Title: James Bramble Corporate Secretary